                                                                  EXHIBIT 3.17




Submit the Original      STATE OF OREGON        THIS SPACE FOR OFFICE USE ONLY
And One True Copy     CORPORATION DIVISION                 FILED
(831.115) $40.00       158 12th Street NE               JUN 24 1992
                         Salem, OR 97310             SECRETARY OF STATE

Registry Number:
                    ARTICLES OF INCORPORATION
301746-84             BUSINESS CORPORATION
- -----------------
(Office Use Only)


                  PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK


Article 1:  Name of the corporation:     AMF BEVERAGE COMPANY OF OREGON, INC.
                                      -----------------------------------------

   Note: The name must contain the word "Corporation," "Company," "Incorporated," or "Limited" or an abbreviation of one of such words.

Article 2:  Number of shares the corporation will have authority to issue:
            10,000
            ------------------------------------------------------------------

            Class or classes which will receive the net assets upon dissolution:


            ------------------------------------------------------------------

Article 3:  Name of the initial registered agent:    C T CORPORATION SYSTEM
                                                   ---------------------------

            Address of initial registered office (Must be a street address in Oregon which is identical to the registered agent's business office):

            800 Pacific Building,   Portland,  OREGON          97204
            ------------------------------------------------------------------
            Street and Number       City                        Zip Code

            Mailing address of registered agent (if different from the registered office):


            ------------------------------------------------------------------
            Street & Number or PO Box    City        State      Zip Code

                                                         (C/O:)
Article 4:  Address where the Division may mail notices: (Attn:)
                                                         ---------------------

            7275 Glen Forest Dr., Ste. 100,  Richmond,  Virginia      23226
            ------------------------------------------------------------------
            Street & Number or PO Box        City         State      Zip Code

Article 5:  Name and address of each incorporator:

            Ruben Rodriguez                   1025 Vermont Avenue, N.W.
            -----------------------------     --------------------------------

                                              Washington, D.C.  20005
            -----------------------------     --------------------------------


            -----------------------------     --------------------------------

Article 6:  Name and address of each director (optional):

            Beverley W. Armstrong             6319 Ridgeway Rd.
            -----------------------------     --------------------------------

                                              Richmond, Virginia  23226
            -----------------------------     --------------------------------


            -----------------------------     --------------------------------



BC-1 (3/88) 831.115 ($40.00) Page 1 of 2

(ORE. - 559 - 5/6/88)

BUSINESS CORPORATION'S
ARTICLES OF INCORPORATION

Name of corporation:     AMF BEVERAGE COMPANY OF OREGON, INC.
                      ---------------------------------------------------------

Article 7:  Other optional provisions (attach additional sheets, if necessary):

To the fullest extent permissible under the Oregon Business Corporation Act, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.




Execution:    /s/ Ruben Rodriguez        Ruben Rodriguez      INCORPORATOR
            -----------------------------------------------------------------
                    Signature              Printed Name          Title

                                                              INCORPORATOR
            -----------------------------------------------------------------
                    Signature              Printed Name          Title


Person to contact about this filing:   Ruben Rodriguez    800-336-3376
                                    -----------------------------------------
                                            Name         Daytime Phone Number






Submit the original and the true copy to the Corporation Division, 158 12th Street NE, Salem, Oregon 97310, with the fee of $30.00 and the surcharge of $10.00 -- Total $40.00. PLEASE DO NOT SEND CASH. If you have questions, call
(503) 378-4166.



BC-1 (3/88) 831.115 ($40.00) Page 2 of 2